Exhibit 23(a)
                         Consent of Haskell & White LLP






CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





     We consent to the incorporation by reference in this Registration Statement of Play Co. Toys & Entertainment Corp. on Form S-3 of our report dated May 15, 1998, appearing in the Annual Report on Form 10-KSB and 10-KSB/A-1 of Play Co. Toys & Entertainment Corp. for the year ended March 31, 1998.



                                                             HASKELL & WHITE LLP

Newport Beach, California
September 22, 1998